UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report August 2, 2007 (Date of earliest event reported): July 26, 2007
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
*     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2007, Lazy Days’ R.V. Center, Inc. (the “Company”) and RV Acquisition Inc. entered into a consulting agreement (the “Consulting Agreement”) with Thomas A. Donnelly, a member of the Board of Directors of the Company, pursuant to which Mr. Donnelly has agreed to provide certain consulting and advisory services to the Company’s senior management.  Pursuant to the Consulting Agreement, Mr. Donnelly will receive an annual fee of $300,000.  The Consulting Agreement has a term of one year beginning on August 1, 2007.

The foregoing summary of the Consulting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement.

Item 8.01 Other Events

On August 1, 2007, the board of directors of the Company elected Thomas A. Donnelly as the Chairman of the Board of Directors of the Company.  Mr. Donnelly is party to a Consulting Agreement with the Company, a description of which is set forth in Item 1.01 above and is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 2, 2007

LAZY DAYS’ R.V. CENTER, INC.

By:        /s/John Horton
Name:  John Horton
Title:    Chief Executive Officer